EXHIBIT 99.2

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                                                                FINAL TRANSCRIPT


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  Thomson StreetEvents (SM)                                 > > >
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   Conference Call Transcript

   CPWR - Q2 2008 Compuware Corporation Earnings Conference Call

   Event Date/Time:  Oct. 24. 2007 / 5:00PM ET,

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                                                                Final Transcript
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Oct.  24.  2007 /  5:00PM  ET,  CPWR - Q2 2008  Compuware  Corporation  Earnings
Conference Call
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CORPORATE PARTICIPANTS

Lisa Elkin
Compuware Corporation - VP of Corporate Communications and Investor Relations

Peter Karmanos Jr.
Compuware Corporation - Chairman and CEO

Donna Ventimiglia
Compuware Corporation - SVP of Enterprise Product Sales

Rakesh Nagpaul
Compuware Corporation - SVP of Product Sales

Ken Baldwin
Compuware Corporation - President & COO, Professional Services

Bob Paul
Compuware Corporation - President and COO, Covisint

Andrew Hittle
Compuware Corporation - VP, Business Transformation

Laura Fournier
Compuware Corporation - SVP & CFO

CONFERENCE CALL PARTICIPANTS

Aaron Schwartz
JPMorgan Chase & Co. - Analyst

David Rudow
Riven Financial - Analyst

Doug Crook
Global Crown Capitals - Analyst

PRESENTATION

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Operator

Hello and welcome to the Compuware Corporation's second quarter results teleconference.

At the request of Compuware, this conference is being recorded for instant replay purposes.

At this time, I'd like to turn the conference over Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

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Lisa Elkin - Compuware Corporation - VP of Corporate Communications and Investor
Relations

Thank you very much,  Kerry, and good afternoon,  ladies and gentlemen.

With me this afternoon are Peter Karmanos, Jr., Chairman and CEO, Donna Ventimiglia, Senior Vice President of Product Sales, Rakesh Nagpaul, Senior Vice President of Product Sales, Ken Baldwin, President and Chief Operating Officer of Professional Services, Bob Paul, President and Chief Operating Officer of Covisint, Andrew Hittle, Vice President of Business Transformation, Laura Fournier, Senior Vice President and Chief Financial Officer and Tom Costello, General Council and Secretary.


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Certain  statements  made during this  conference  call that are not  historical facts, including those regarding the Company's future plans, objectives and expected performance are forward-looking statements within the meaning of the federal and security's laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The Company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except as required by applicable law.

For those of you who do not have a copy, I'll begin by summarizing the press release. Pete, Donna, Rakesh, Ken, Bob, Andrew and Laura will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions.

Compuware delivers one heck of a second quarter. Compuware beats Q2 consensus analysts EPS estimate by 70%, grows distributor products license fees by 45.5% and total revenue by 4.7% year-over-year. Compuware Corporation today announced financial results for its second quarter ended September 30, 2007. Compuware reports second quarter revenues of $302 million compared to $288.5 million in the same quarter last year. Compuware increased EPS before restructuring charges to $0.17 per share in Q2, an increase of approximately 143% over the same period last year. On a GAAP basis, earnings per share earnings diluted computation were $0.13, an increase of 86% from $0.07 in the same quarter last year based upon
295.4 million and 364.5 million shares outstanding respectively.

Compuware incurred $18.7 million in restructuring charges in the second quarter. In the first six months of the fiscal year Compuware incurred $34.8 million in restructuring charges. Compuware's net income before restructuring charges was $49.6 million, an increase of 100% from net income of $24.8 million in the same period last year. On a GAAP basis, Compuware delivered net income of $37.4 million in Q2, an increase of 51% from Q2 last year. During the Company's second quarter, software license fees were $70 million compared to $56.7 million in the same quarter last year. Maintenance fees were $116.3 million compared to $115.1 million in Q2 last year. Revenue from professional services in the quarter was $115.7 million compared to $116.7 million in the same quarter last year.

I would now like to turn the call over to Pete. Pete?

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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

Thanks, Lisa.

With excellent earnings as well as revenues that exceeded the street's expectations in nearly every category count towards Q2 results show the benefit of a simplified sales management structure, a passionate commitment to customer value and very hard work. Before I go on with my prepared remarks, I just want to say that this is traditionally our weakest quarter. We effectively had two months in this quarter because of our problems at the end of the last quarter and all the changes we made in the first month of this quarter, and I feel we could have done significantly more in license fees and we're going to continue to shoot for reaching our full potential. And we haven't even started on our premium license program or our win-back program.

Even when including $0.04 in one-time restructuring costs, Compuware increased its EPS by nearly 86% compared to the quarter last year. Total revenues were up nearly 5%. Software sales increased dramatically including impressive growth for our most critical distributed product line. Maintenance remains a stable and powerful annuity for the business and Covisint continues to thrive.

While professional services revenue decreased slightly compared to the same period last year, the Compuware service organization continues to accelerate its transition to a more effective and profitable model of project base work. In short, I believe the Company's employees did some outstanding work this quarter, even our salespeople, executing successfully through a period of significant transition. I believe Compuware's great upside for the remainder of the fiscal year, but this is no declaration of victory.

The Company continues to project $0.60 to $0.70 in earnings per share for the year, excluding restructuring charges. I expect the Company to reach this goal but I know we will have to work very hard to get there. I look forward to reporting to you on our efforts.

Then I have a whole blank page and the only thing it says on the page is Donna?


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Donna Ventimiglia  - Compuware Corporation - SVP of Enterprise Product Sales

Thanks, Pete.

Although a lot of work remains ahead of us, we are very pleased with Compuware's second quarter product sales results which saw year-over-year license growth of 23.5% and sequential growth of 48%. We are especially encouraged by the performance of the distributed products business which grew licenses by 45.5% over last year and by nearly 66% sequentially.

For the quarter, we saw incredible year-over-year and sequential growth in Sales Advantage and Change Point, two of Compuware's key strategic offerings. Demand for these solutions remains strong and we have a healthy pipeline of opportunities for both. We also experienced growth in our other key distributed solution area, Quality Assurance. The upside for our QA business is tremendous as well. While we are certainly looking to displace HP Mercury wherever possible, our primary focus on this business is on providing complete quality solutions that deliver quantifiable value.

While some key competitors in the space are content to do little, offer limited capabilities and milk the cash cow, we are committed to providing real value to customers who need a comprehensive solution to develop, deliver and manage reliable business applications. That's why we are confident we can grow this business. In terms of the mainframe business, we saw slight year-over-year license growth for the quarter. While distributed solutions continue to be the Company's key growth drivers, we do believe there is an opportunity to grow the mainframe business as well.

One way in which we will grow this business is by continuing to develop, market and sell solutions for pressing business problems such as data privacy, application auditing, legacy modernization and others that significantly involve our mainframe products and technologies. To further spur growth, we will increase efforts to sell into our current install base. We plan to conduct a thorough analysis to determine our penetration in every one of our mainframe accounts around the world. We believe we currently have an approximate overall penetration rate of 50%.

This means that our install base owns only half of the value we have to offer. When you consider that we're in thousands of mainframe shops around the world, this means a lot of incremental opportunity. Additionally, we continue to work diligently on our premium license and win-back program which will improve customer satisfaction and retention, lessen the unpredictable impact of capacity on our operating results and, of course, grow revenues. We are seeing some early successes from both of these programs.

Again, we are very pleased with our results this quarter and are optimistic that the operational changes we have implemented will lead to further success. Still, we are all aware that we have a lot of work to do before we reach our goals.

Rakesh?

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Rakesh Nagpaul  - Compuware Corporation - SVP of Product Sales

Thanks, Donna.

I would like to echo Donna's comments regarding how pleased we are with our second quarter results and how important it is to remain vigilant in order to reach our goals for the year. The success we experienced this past quarter, however, clearly indicates that changes we have made to the sales organization featuring a more streamlined and efficient sales model are taking root. This new sales model allows for better account coordination and focus by establishing unified account strategies and--at the regional level, where we have built some very strong and capable regional account teams.

Furthermore, by applying a more consistent, clear and powerful focus on the Company's strategic IT management value proposition, the new model enables sales account managers to position Compuware as a single company with a unified set of business solutions. The model also incorporates a new strategic account management role to build stronger relationships with our most prized and high potential customers. Additionally, Compuware has implemented new account strategies and comp plans to help drive teamwork and greater employee engagement. And to more effectively support this new sales model, we have reengineered our commercial field enablement and field technical support functions with both organizations being led by strong and experienced individuals.

Some of the specific organizational changes we have made include aligning distributed and mainframe products, field sales teams under one management structure and merging our application delivery management and change point sales teams into a single sales unit. This latter action


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allows  us to  capitalize  on the  synergy  between  these two  solutions  while leveraging the competitive advantage we enjoy in the marketplace due to the breadth of combined offering.

We have done a lot in a short period of time, and we are already seeing success, particularly related to improved communication, lead generation, teamwork and enthusiasm. In fact, we recently closed a significant deal which was made possible by applying the principles of our new sales market. The customer, a large health services organization, was interested in ensuring that it was meeting its business level agreements.

Through the focus of the teamwork fostered by the new model, we were able to close this multi-million dollar deal that included several product solutions as well as professional services expertise. Going forward, our new strategic account management function will help Compuware operate in a new coordinated fashion to become a trusted pattern for this client. This approach will help ensure customer satisfaction and will lead, we are certain, to a furthering of the business relationship down the road.

Ken?

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Ken Baldwin  - Compuware Corporation - President & COO, Professional Services

Thank you, Rakesh.

The second quarter was a relatively solid period for Compuware's professional services business with revenue coming in essentially flat year-over-year. I've led Compuware's services organization for two quarters now, and already one thing has become very clear to me, Compuware's services business is moving in the right direction. Our current overall staff utilization rate is a healthy 90%, while our average hourly billing rate has increased. These are significant indicators of the growing and improving health of our servicing business.

The increase in our average hourly billing rate is a direct result of our success in landing more project-based work. As we've mentioned often in the past, one of our primary objectives in professional services is to transition the business to a higher value, higher margin model. From a sales perspective, this is currently our top priority, and we're pleased with the progress we are making. In fact, we now have twice as many project-based opportunities in our pipeline as we did a year ago.

In addition to higher billing rates, this higher margin, project-based work offers other advantages as well, particularly regarding employee turnover. Employee turnover is always distracting and expensive, but in the services business, turnover typically also means loss of revenue and opportunity. We have found that turnover associated with our project-based work is much lower compared to our traditional services business.

Frankly, this kind of work is more professionally satisfying and provides our services employees with greater opportunities to learn and advance their careers. In the longer term, lower turnover is essential for growing the services business, therefore, this is the type of winning environment that we intend to make the norm in our services operations. It's good for our customers, for our employees, and ultimately, for our business.

We also intend to continue our focus on services associated with our product-based solutions. These types of engagements, like project-based work, offer higher margins and greater employee opportunity and satisfaction. Going forward, we will increase the collaborations between our products and services businesses by ensuring that Compuware services personnel perform the implementation activities associated with our solutions. Who better than Compuware employees to help our clients receive the full value of their investments in Compuware solutions?

As we head into the second half of the year, our immediate objectives remain the same. We will strive to further improve our utilization rate while continuing to increase our average billing rate by taking on more project and solution-based work. Next fiscal year, however, we believe we will be in a position to expand our business objectives to include, in addition to improved profitability, revenue growth.

Bob?

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Bob Paul  - Compuware Corporation - President and COO, Covisint

Thanks, Ken.

Compuware Covisint continues to hit its stride with revenue growth in all four sectors; automotive, healthcare and state and federal government. To extend this growth, Covisint will continue to capitalize on a variety of vertical markets that require on-demand secure collaboration.


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The companies in these markets are looking to this solution to collaborate,  not just to solve supply chain problems but also to address other business areas such as engineering, finance, logistics and HR, to name a few.

According to industry analysts, Covisint now represents the largest on-demand collaboration platform in the world. It also provides the largest identity management program available as a managed service. We believe both of these categories represent powerful emerging market opportunities as B to B collaboration continues to mature. With these markets dynamic to play, Covisint grew it's second quarter revenue by 40% compared to the same quarter last year to $10.1 million. Covisint also produced a positive contribution margin of $477,000 in Q2. We will continue to carefully balance Covisint's predictable subscription revenue growth against expenses to ensure an ongoing positive margin contribution.

Highlights for the quarter include an increase in billings back log to $57 million, a 206% revenue growth in healthcare sector, and three major multi-year contract renewals. These contract renewals extend Covisint's enviable track record of 100% customer retention. This record is made possible by the significant value delivered through Covisint's on-demand softwares and service model, and by the high switching cost to other providers.

As Covisint business matures, the size and scope of our opportunities continue to increase. The scale of Covisint's future success will depend on our ability to close a high percentage of these future opportunities. The business space in which Covisint operates is currently experiencing significant M&A and IPO activity. Industry analysts have predicted five-year growth in the on-demand market in the range of 30% to 40%.

On-demand stocks have outperformed the broadest software market year to date, and the IPOs for such businesses continue to demand extremely high multiples. Consequently, due to Covisint's market leadership and exceptional prospects, Compuware has begun to examine the possibility of conducting an initial public offering for a percentage of the organization. We are still in the early stages of this examination and will provide more details in the coming quarters.

Andrew?

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Andrew Hittle  - Compuware Corporation - VP, Business Transformation

Thanks, Bob.

Working together, employees throughout Compuware have made significant strides in improving the effectiveness and efficiency of a number of the Company's critical business processes. Since the beginning of the fiscal year, these efforts have reduced Compuware's annualized expense run rate by approximately $75 million to $80 million. We remain on track to reach Compuware's goal of $100 million in expense run rate reductions by the end of this fiscal year.

To achieve this level of success, organizations across Compuware have made significant efforts to both reduce expenses and improve business processes. Areas of cost savings include Compuware's technology and sales organizations with an additional focus on those organizations at the for-sale such as marketing, field enablement and partners. For the next fiscal year, Compuware aims to remove an additional $50 million from its expense run rate. To accomplish this goal, we will continue to work with a number of Compuware's G&A groups including finance, human resources, global learning, legal communications and administration to enhance the work flow and expense structure. Additionally, next year, Compuware will focus on supporting Ken in his efforts to optimize the Professional Services business.

Laura?

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Laura Fournier  - Compuware Corporation - SVP & CFO

Thank you, Andrew, and I promise, everyone, I'm the last speaker.

During the second quarter, Compuware purchased 19.1 million shares of Compuware stock for approximately $172.5 million. The Company remains committed to executing its buyback program and has $193 million remaining under the current authorization. We will finance these repurchases primarily through the Company's operating cash flow, but we will also extend our line of credit which will give us the leverage to continue the Company stock buyback effort throughout the fiscal year. Given the current state of the credit market, Compuware will continue to exercise prudence, patience and perseverance in its buyback activities. Over the long-term, our goal is to reduce our weighted share count to 200 million. This quarter, our weighted average share count was 295 million, and next quarter this number will be approximately 285 million.


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

Operating cash flow for the quarter came in at $14.7 million. For the fiscal year, we are now expecting operating cash flow to be at least $175 million. As we mentioned in the first quarter conference call, restructuring activities are pulling our operating cash flow below the $200 million level this year. During the quarter, Compuware recognized a deferred tax asset with $0.04 in earning per share. This recognition was mandated as a result of the announcement of the State of Michigan income tax to replace the single business tax. For the remaining half of the year, we expect Compuware's effective tax rate to be approximately 35%.

In terms of restructuring, the first quarter restructuring costs were $19.9 million which includes the capitalized software impairment charge of $3.9 million which is included in cost of license fees. In the second quarter these costs came in at $18.7 million reducing the Company's EPS for the quarter by $0.04. We will incur additional restructuring expense in the third quarter, however, we believe it will be less than $10 million. Our positive operating results in the second quarter, the cost savings efforts, combined with changes to the Company's sales model provide Compuware with outstanding operating leverage going into the last half of the fiscal year.

Thank you, and I will now turn the call over to Lisa.

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Lisa Elkin - Compuware Corporation - VP of Corporate Communications and Investor
Relations

Thank you very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.

QUESTION AND ANSWER

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Operator

Thank you. (OPERATOR INSTRUCTIONS)

And our first question comes from JP Morgan an, Aaron Schwartz, please go ahead.

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Aaron Schwartz  - JPMorgan Chase & Co. - Analyst

Good afternoon, congratulations on the results. I just had a question in terms of the changes you made in the quarter and the result. Is it possible to differentiate between what was sort of catch-up revenue from the first quarter, because if I look in the first half in aggregate, trying to normalize the volatility between Q1 and Q2, it's still a little below maybe what we were expecting going into the year, and I'm just wondering if you could differentiate what was catch-up and what you've seen as maybe an actual improvement in sales execution that we can use as a base going forward?

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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO


Well, first of all, the first quarter was pretty disastrous. There wasn't a heck of a lot of catch-up. As a matter of fact, in the second quarter, because of some changes in the way we recognized revenue, we had to get, in addition to signed contracts, some POs, and, in fact, we had stuff drift from the second quarter to the third quarter. So it's probably just the exact opposite what you might be thinking. This quarter was understated because--ineffectively, time wise it was perfect, but it was understated because we lost about $3 million worth of licenses that we normally would have been able to record that have come into the third quarter already. We wish there was more to pull out from the first quarter, but there wasn't anything.


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Aaron Schwartz  - JPMorgan Chase & Co. - Analyst

So would you characterize maybe the revenue you didn't close in Q1 is lost or is that still opportunities that you expect to close going forward?

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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

The problem with Q1 is we didn't have any opportunities and that's what really set me on a tear.


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

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Aaron Schwartz  - JPMorgan Chase & Co. - Analyst

Okay, understood.

Shifting maybe a little bit to the changes you did make in the quarter. I know you had talked about maybe shifting some sales incentives more to the product side rather than base salary. Can you talk about whether those changes have been made or when they did occur and just give us a little more color on what actually happened in the quarter there and with the sales management changes?

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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

Well, we had some incentives for the sales force for this quarter, which hopefully most everybody achieved, but we haven't had a chance to totally revamp how we pay sales people and make it more weighted on the commission side versus salary, so we're working diligently on that, and we know we're going to start our new fiscal year off with a whole different program.

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Aaron Schwartz  - JPMorgan Chase & Co. - Analyst

Okay, and the last question I have is, I know you've talked in the past about maybe shifting around the mainframe pricing a little bit, maybe to perhaps reduce some quarter to quarter volatility. Is there any way you can sort of give a time frame about how long that could occur if that is, indeed, the goal? Does it require an upgrade cycle for your customer base to go through, or how should we think about the time frame there?

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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

The nice thing about that is if we think we can roll it out over the next year, and we think it's about a three or four year program, but we can do it fairly evenly, and we can control the rate at which we do it. So we're going to try to do these new premium licenses on a ratable basis, which will slowly build up the deferred revenue so that it's more even quarter-over-quarter.

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Aaron Schwartz  - JPMorgan Chase & Co. - Analyst

And during that transition, does that indicate that we'd see maybe a higher deferral rate in the current period until you build that up?

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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

Well, not really. I mean, one of the things we're suffering through is the change from recognizing licenses all at once to being ratable, and that takes quite a bit of stream out of your growth, but with this premium license, we plan on trying to do it ratably so we don't get some crazy spikes that we can't recover, but we can also use it to guarantee our numbers more closely than we are able to now.

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Aaron Schwartz  - JPMorgan Chase & Co. - Analyst

Okay. So you're going to roll it out ratably rather than just push the whole model to a ratable recognition basis overnight, is that the right way to--?

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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

To a recognized unit overnight, yes, that's right.

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Aaron Schwartz  - JPMorgan Chase & Co. - Analyst

Okay, understood. Thanks for taking my questions.


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Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

You're welcome.

--------------------------------------------------------------------------------
Operator

Thank you, again. (OPERATOR INSTRUCTIONS)

And we have a question from Riven Financial, David Rudow , please go

--------------------------------------------------------------------------------
David Rudow  - Riven Financial - Analyst

Hey, everybody, can you hear me okay?

--------------------------------------------------------------------------------
Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

Yes.

--------------------------------------------------------------------------------
David Rudow  - Riven Financial - Analyst

Great job on the quarter. Very nice. Can you talk about what the plans are around the win-back plan and what's the timing of when we can start seeing that coming in the door and have you had any success yet?

--------------------------------------------------------------------------------
Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

We're working on it. Our first goal this quarter was to get the whole sales force reorganized, figure out what we're going to do to get to our numbers this quarter. We're working very hard on maintenance renewal program, a win-back program and the premium licenses and we'll start to roll that out over the next two quarters for this year. That's one of the ways we plan on making up for any revenue we've lost against our plan.

--------------------------------------------------------------------------------
David Rudow  - Riven Financial - Analyst

And is this--have you seen some of these IBM wins that they made over the last three to five years? Have they come up for renewal and are customers actually coming back to you now that they're getting a bigger bill from IBM?

--------------------------------------------------------------------------------
Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

Yes, we haven't--we keep losing a few here and there, and we have not made a concentrated effort to go back and win back anything that we've lost in the past, but still some are coming back to us because they need products that really work in their mainframe environment and most of our customers now are understanding that they're going to keep running that mainframe for quite some time. So we really haven't seen any effect, positive or negative, and we plan to have a very positive effect on our revenue from our win-back program.

--------------------------------------------------------------------------------
David Rudow  - Riven Financial - Analyst

Okay, and then around IBM, any IBM revenues in the quarter, and where do we stand both on the licenses piece and then also on the services side?

--------------------------------------------------------------------------------
Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO


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IBM has been non-responsive on their agreement,  and we've been too damn busy to chase them. So almost all the revenue is below the line when it comes to IBM, and there's been scant Professional Services stuff. We're working on a few things with them, but I'm going to have to chase some people at IBM to get them to be responsive.

--------------------------------------------------------------------------------
David Rudow  - Riven Financial - Analyst

So that $30 million in annual will probably be in the fourth quarter as it has been in the past, assuming they don't deploy any software?

--------------------------------------------------------------------------------
Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

A lot of it, yes.

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David Rudow  - Riven Financial - Analyst

Okay. Okay, and then on Covisint, did you give a revenue run rate for the business? I know you gave backlog, did I miss the revenues, or did you not give them?

--------------------------------------------------------------------------------
Bob Paul  - Compuware Corporation - President and COO, Covisint

Yes, that was 10.1.

--------------------------------------------------------------------------------
David Rudow  - Riven Financial - Analyst

10.1 million?

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Bob Paul  - Compuware Corporation - President and COO, Covisint

In the quarter.

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David Rudow  - Riven Financial - Analyst

In the quarter, okay, okay, got it, and any new areas you're pushing to there, or are you busy enough on the healthcare and auto side, and state and local side, anything federal?

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Bob Paul - Compuware Corporation - President and COO, Covisint

Yes, we have a major renewal with a federal program with the Department of Justice, and we have--I guess for lack of better terms, an incubative model in this identity management as a managed service program, and this year we're reaching out to some potential new vertical markets but seeing some forecasted opportunity in financial services and the state and federal government area.

--------------------------------------------------------------------------------
David Rudow  - Riven Financial - Analyst

All right, great. Thank you very much, and again, great job on the quarter.

--------------------------------------------------------------------------------
Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

Thank you.


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

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Operator

And our next question comes from Global Crown Capitals, Doug Crook. Please go ahead.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capitals - Analyst

Hi, thank you. Most of my questions have been addressed, but I have one simple one. In the press release, the Company is pointing to EPS of $0.17 before restructuring, and my question is, is that a fully taxed number?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

Yes, it is.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capitals - Analyst

So that would assume a tax rate of 35%?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - SVP & CFO

Yes.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capitals - Analyst

Okay, that's very helpful.

--------------------------------------------------------------------------------
Peter Karmanos Jr.  - Compuware Corporation - Chairman and CEO

Thank you.

--------------------------------------------------------------------------------
Operator

Thank you. Ladies and gentlemen, we will now conclude the question and answer portion of today's conference, I would now like to turn the conference back over to Lisa Elkin, please go ahead.

--------------------------------------------------------------------------------
Lisa Elkin - Compuware Corporation - VP of Corporate Communications and Investor Relations

Thank you, at this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a pleasant evening.

--------------------------------------------------------------------------------
Operator

Thank you, ladies and gentlemen, this conference will be available for replay after 8:30 p.m. eastern time today through October 31, 2007 at midnight. You may access the AT&T Teleconference replay system at any time by dialing
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participants may dial 320-365-3844.

Those numbers again are  1-800-475-6701,  and 320-365-3844,  access code 886458, and that does include our conference for today. Thank you for your participation and for using AT&T Executive Teleconference Service. You may now disconnect.


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